Exhibit 10.35

STANFORD GROUP COMPANY

October 11, 2006

Senesco Technologies, Inc.

303 George Street, Suite 420

New Brunswick, NJ 08901

Attention: Bruce C. Galton, President & CEO

Financial Advisory Agreement

Dear Mr. Galton:

This letter agreement (the “Agreement”) is to confirm our understanding that Stanford Group Company (“Stanford Group”) is engaged by Senesco Technologies, Inc., its successors, subsidiaries and affiliates (collectively, the “Company”) on a non-exclusive basis with respect to financial advisory, corporate finance, strategic financing and strategic alliance matters for the thirty-six (36) month period commencing the date hereof. This Agreement may be terminated (i) by either party, without cause, upon sixty (60) days’ written notice of termination to the other party; or (ii) by either party, if the other party breaches any of its obligations under this Agreement and fails to remedy such breach within ten (10) days after written notice of such breach is provided to the other party. Upon the execution of this letter by the Company, Stanford Group shall devote a commercially reasonable amount of business, time and attention to matters on which the Company shall request its services.

A.            Financial Advisory Services

During the term of this agreement, Stanford Group shall provide the Company with such regular and customary financial advisory services as are reasonably requested by the Company, provided that Stanford Group shall not be required to undertake duties not reasonably within the scope of the financial advisory services in which it is generally engaged. In performance of its duties, Stanford Group shall provide the Company with the benefit of its judgment. It is understood and acknowledged by the parties that the value of Stanford Group’s advice is not measurable in a quantitative manner and Stanford Group shall be obligated to render advice, upon the request of the Company, in good faith, as shall be determined by Stanford Group, Stanford Group shall:

(a)          assist the Company in identifying its financing needs; help formulate a financing structure with respect to what is usual and standard practice in financings for organizations in similar circumstances;

(b)         introduce the Company to appropriate institutional and/or retail investors for presentations; and

(c)          introduce the Company to such other corporations or individuals that may be beneficial in advancing the Company’s research or business goals.

The Company acknowledges that Stanford Group and its affiliates are in the business of providing financial advisory services (of all types contemplated by this agreement) to others. Nothing herein contained shall be construed to limit or restrict Stanford Group or its affiliates in conducting such business with respect to others or in rendering such advice to others.

The Company recognizes and confirms that Stanford Group, in acting pursuant to this engagement will be using information in reports and other information provided by others, including, without limitation, information provided by, or on behalf of the Company, and that Stanford Group does not assume responsibility for, and may rely on, without independent verification of, the accuracy and completeness of any such reports and information. The Company hereby warrants that any information relating to the Company that is furnished to Stanford Group by the Company will be fair, accurate and complete and will not contain any material omissions or misstatements of fact. The Company agrees that any information or advice rendered by Stanford Group or its representatives in connection with this engagement is for the confidential use of the Company’s Board of Directors only in its evaluation of the matters for which Stanford Group has been engaged and, except as otherwise required by law, the Company will not, and will not permit any third party, to disclose or otherwise refer to such advice or information in any manner without the prior written consent of Stanford Group.

B.            Presenting the Company

In addition to financial advisory services, the Company has asked Stanford Group to assist the Company in making presentations to institutional investors. In order to do so, Stanford Group shall help the Company develop a schedule of meetings with mutually agreed upon institutional investors. The Company agrees to bear all reasonable costs related to preparing for, traveling to, and presenting the Company.

C.            Compensation

1.             Financial Advisory Services

In consideration of the above described financial advisory services, the Company agrees to amend the warrants (the “Warrants”) that it has issued to Stanford Group, Stanford Venture Capital Holdings, Inc. (“Stanford Venture”), and/or Stanford International Bank, Ltd. (“Stanford International”, and together with Stanford Group, Stanford Venture and any affiliates of Stanford International, Stanford Group and Stanford Venture, “Stanford”) and the following Stanford employees, Ronald Stein, Daniel Bogar, Osvaldo Pi, and William Fusselmann (the “Stanford Employees”) (it should be noted that Stanford transferred some of its warrants to the Stanford Employees), as follows:

(a)          warrants issued by the Company to Stanford and the Stanford Employees at an exercise price of $3.25 shall be amended to an exercise price of $2.00;

(b)         warrants issued by the Company to Stanford and the Stanford Employees at an exercise price of $2.00 shall be amended to an exercise price of $1.50; and

(c)          the term of all warrants issued by the Company to Stanford and the Stanford Employees shall be extended by three (3) years from the current expiration date of such warrants.

Stanford Group shall be reimbursed for mutually agreed to reasonable expenses incurred on behalf of the Company.  The Company shall bear all of its expenses in connection with execution of the advisory services.

D.            No Conflict

Neither the execution and delivery of this letter by the Company nor the consummation of the transactions contemplated hereby will, directly or indirectly, with or without the giving of notice or lapse of time, or both: (i) violate any provisions of the Certificate of Incorporation or By-Laws of the Company; or (ii) violate, or be in conflict with, or constitute a default under, any agreement, lease, mortgage, debt or obligation of the Company or require the payment, any pre-payment or other penalty with respect thereto.

E.             Confidentiality

Whereas it is desirable and necessary to exchange documents and information with respect to the business and research, plans, etc. of the Company and the business of Stanford Group, the parties hereby shall and do subscribe to the terms of confidentiality set forth in Schedule A attached hereto.

F.             Restrictive Covenants

(a)          Stanford Group shall conduct its business under its own name.  Stanford Group shall not use any trademarks or tradenames of the Company in any manner, except as authorized in writing by the Company or in connection with the use of literature supplied by the Company.  Stanford Group shall discontinue such usage upon the termination of this Agreement.

(b)         All originals and photocopies or any other forms of records, computer records and printouts, and any other material and/or equipment furnished to and/or maintained by Stanford Group in connection with the performance of services under this Agreement shall remain the property of the Company and shall be returned to the Company upon demand or immediately upon termination of this Agreement.

(c)          Stanford Group represents and warrants that its performance of all the terms of this Agreement and its duties as an independent contractor will not breach any invention assignment agreement, confidential information agreement, non-competition agreement or other agreement or other obligation with any present or former client or other party. Stanford Group further represents and warrants that it has not and will not bring to the Company or use in the performance of its duties for the Company any documents or materials of a present or former client or other party that are not generally available to the public.

G.            Compliance with Law

Each of the Company and Stanford Group has not taken, and will not take, any action, directly or indirectly, in connection with this Agreement, that is contrary to the U.S. federal securities laws, or applicable state securities or “blue sky” laws, or the applicable laws of foreign countries. Stanford Group further represents that, pursuant to Section 15 of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), it is a registered broker or dealer as those terms are defined under Section 3(a) of the 1934 Act.

H.            Prohibition on Use of “Inside Information”

Stanford Group and the Stanford Employees shall not trade in, pass information along to others, or make recommendations concerning the Company’s securities about which it possess any material, non-public information.

I.              Lock-Up

During the term of this Agreement, and with respect to the common stock (the “Common Stock”) of the Company, Stanford will not sell, contract to sell, pledge, make any short sale or make any other disposition of, or grant any purchase option for the sale of, any shares of Common Stock owned directly by the undersigned or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, without first obtaining the written consent of the Company, except for (a) the transfer of shares of Common Stock or other securities of the Company by the undersigned as a bona fide gift or gifts; and (b) the transfer of shares of Common Stock or other securities of the Company by the undersigned to its affiliates, as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”).  This Section I shall survive for twenty four (24) months from the date of this Agreement, regardless of whether this Agreement is terminated for any reason prior to such time; provided, however, that the provisions of this Section I shall automatically be suspended for the period of time when both of the following conditions are met:  (i) the shares of the Common Stock trade at or above $5 per share, based upon the closing price, for a consecutive thirty (30) day period, and (ii) the average trading volume of such shares is at least 300,000 shares for a consecutive thirty (30) day period; and, provided, further, that this Section I shall again apply when the foregoing conditions are no longer met.

J.             Registration Rights Agreement

Upon execution of this Agreement, the parties hereto shall execute a Registration Rights Agreement, in a form to be mutually agreed upon by both parties.

K.            General

This letter, including the Schedules attached hereto, constitutes the entire understanding of the parties with respect to the subject matter hereof and may not be altered or amended except in a writing signed by both parties. This Agreement shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New Jersey. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

If the foregoing correctly sets forth the terms of our agreement, kindly so indicate by signing and returning two copies of this letter.  Upon delivery of your executed copies, this letter shall constitute a binding agreement as of the date first above written.

COMPANY:

SENESCO TECHNOLOGIES, INC.

By:	/s/ Bruce C. Galton
Name: Bruce C. Galton
Title: President and Chief Executive Officer

STANFORD GROUP:

STANFORD GROUP COMPANY

By:
Name:
Title:

STANFORD VENTURE:

STANFORD VENTURE CAPITAL HOLDINGS, INC.
(as to Sections I and J only)

By:
Name:
Title:

STANFORD INTERNATIONAL:

STANFORD INTERNATIONAL BANK, LTD.
(as to Sections I and J only)

By:
Name:
Title:

STANFORD EMPLOYEES

/s/ Ronald Stein
RONALD STEIN (as to Section J only)

/s/ Daniel Bogar
DANIEL BOGAR (as to Section J only)

/s/ Osvaldo Pi
OSVALDO PI (as to Section J only)

/s/ William Fusselmann
WILLIAM FUSSELMANN (as to Section J only)

SCHEDULE A

INFORMATION TO BE SUPPLIED; CONFIDENTIALITY

In connection with Stanford Group’s activities on behalf of the Company, the Company will furnish Stanford Group with all financial and other information regarding the Company that Stanford Group reasonably believes appropriate to its assignment (all such information so furnished by the Company, whether furnished before or after the date of this Agreement, being referred to herein as the “Information”). The Company will provide Stanford Group with access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants of the Company. The Company recognizes and agrees that Stanford Group (i) will use and rely primarily on the Information and information available from generally recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Information or such information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors.

For the purpose of, the Agreement, “Information” shall mean and include all contracts and agreements and the terms there of, to which the Company may be a party; all internal non-public business and financial information, analyses, forecasts and projections of the business of the Company and any direct or indirect operating subsidiary, all business plans of the Company and its subsidiaries; all pending or proposed proposals for new or renewed contracts, including responses by the Company to RFPs; the names, business and financial arrangements with all indirectly relates to profitability of any contract to which the Company is a party; the names and terms of employment relationships between the Company and any of its operating subsidiaries with any employees; all detail and back up information relating to actual, pro forma or forecasted operations; and all data or information prepared by the Company at the request.

Stanford Group will maintain the confidentiality of the Information and, unless and until such information shall have been made publicly available by the Company or by others without breach of a confidentiality agreement, shall disclose the information only as authorized by the Company or as required by law or by order of a governmental authority or court of competent jurisdiction. In the event that Stanford Group is legally required to make disclosure of any of the Information, Stanford Group will give notice to the Company prior to such disclosure, to the extent that Stanford Group can practically do so.

The foregoing paragraph shall not apply to information that:

(i)                                     at the time of disclosure by the Company is, or thereafter becomes, generally available to the public or within the industries in which the Company or Stanford Group or its affiliates conduct business, other than as a direct result of a breach by Stanford Group of its obligations wader this Agreement;

(ii)                                  prior to or at the time of disclosure by the Company, was already it in the possession of, or, conceived by, Stanford Group or any of its affiliates, or could have been developed by them from information then in their possession, by the application of other information or techniques in their possession, generally available to the public, or available to Stanford Group or its affiliates other than from the Company;

(iii)                               at the time of disclosure by the Company or thereafter, is obtained by Stanford Group or any of its affiliates from a third party who Stanford Group reasonably believes to be in possession of the information not in violation of any contractual, legal or fiduciary obligation to the Company with respect to that information; or

(iv)                              is independently developed by Stanford Group or its affiliates.

Nothing in this Agreement shall be construed to limit the ability of Stanford Group or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company’s, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. The Company expressly acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of October 11, 2006 by and between Senesco Technologies, Inc., a Delaware corporation (the “Company”), Stanford Group Company (“Stanford Group”), Stanford Venture Capital Holdings, Inc. (“Stanford Venture”), Stanford International Bank, Ltd. (“Stanford International”, and together with Stanford Group, Stanford Venture and any affiliates of Stanford International, Stanford Group and Stanford Venture, “Stanford”) and Ronald Stein, Daniel Bogar, Osvaldo Pi, and William Fusselmann (collectively, the “Stanford Employees”).

RECITALS

WHEREAS, it is a condition precedent to the execution of that certain Financial Advisory Agreement made by and among the Company, Stanford and the Stanford Employees (for certain sections), dated as of the date hereof (the “Financial Advisory Agreement”), that the Company grant registration rights for the Warrant Shares (as defined below), in connection with resales by Stanford and the Stanford Employees of the Warrant Shares; and

WHEREAS, the Company, Stanford and the Stanford Employees now desire to enter into this Agreement in order to facilitate such resales.

AGREEMENT

The parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1           Definitions.  The following terms, as used herein, have the following meanings.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which banks in New Jersey are authorized by law to close.

“Common Stock” shall mean the shares of common stock of the Company, $0.01 par value per share.

“Commission” means the Securities and Exchange Commission.

“Company” means Senesco Technologies, Inc., a Delaware corporation.

“Effective Time” means the date of effectiveness of any Registration Statement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” has the meaning given to it in Section 2.1(b) hereof.

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

“Registration Statement” means a Registration Statement of the Company relating to the registration for sale of Common Stock, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Restricted Securities” means any Securities until (i) a Registration Statement covering such Securities has been declared effective by the Commission and such Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Securities qualify to be sold under circumstances in Rule 144(k) (or any similar provisions then in force), (iii) such Securities are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such Securities not bearing a legend restricting further transfer and such Securities may be resold without registration under the Securities Act, or (iv) such Securities shall have ceased to be outstanding.

“Securities” means the shares of Common Stock issued upon the proper exercise of the Warrants issued to Stanford and the Stanford Employees on the date hereof, and any securities issued in respect of such Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation, reorganization or similar event.

“Securities Act” means the Securities Act of 1933, as amended.

“Financial Advisory Agreement” has the meaning given to it in the recitals to this Agreement.

“Warrants” shall have the meaning set forth in the Financial Advisory Agreement.

“Warrant Shares” means the shares of Common Stock issued upon the proper exercise of the Warrants issued to Stanford and the Stanford Employees on the date hereof, and any securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger, consolidation, reorganization or similar event.

As used in this Agreement, words in the singular include the plural, and in the plural include the singular.

ARTICLE 2

REGISTRATION RIGHTS

2.1           Securities Subject to this Agreement.

(a)           The Securities entitled to the benefits of this Agreement are the Restricted Securities, but only for so long as they remain Restricted Securities.

(b)           A Person is deemed to be a holder of Restricted Securities (each, a “Holder”) whenever such Person is the registered holder of such Restricted Securities on the Company’s books and records.

2.2           Piggyback Registration.

(a)           At any time that the Company proposes to file a Registration Statement within five (5) years from the date hereof, the Company shall give the Holders written notice of its intention to do so and of the intended method of sale, including the total number of shares proposed to be the subject of such registration (the “Registration Notice”) within a reasonable time prior to the anticipated filing date of the Registration Statement effecting such registration but in any event at least thirty (30) days prior to the filing of such Registration Statement.  Each Holder may request inclusion of any Restricted Securities in such Registration Statement by delivering to the Company, within ten (10) Business Days after receipt of the Registration Notice, a written notice (the “Piggyback Notice”) stating the number of Restricted Securities proposed to be included and that such shares are to be included in any underwriting only on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such Registration Statement.  The Company shall use its best efforts to cause all Restricted Securities specified in the Piggyback Notice to be included in the Registration Statement and any related offering, all to the extent requisite to permit the sale by the Holders of such Restricted Securities in accordance with the method of sale applicable to the other shares of Common Stock included in such Registration Statement; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Restricted Securities and, thereupon:

(i)            in the case of a determination not to register, shall be relieved of its obligation to register any Restricted Securities in connection with such cancelled registration (but not from its obligation to pay the Registration Expenses, as defined in Section 2.6, in connection therewith), and

(ii)           in the case of a delay in registering, shall be permitted to delay registering any Restricted Securities for the same period as the delay in registering such other securities.

(b)           The Company’s obligation to include Restricted Securities in a Registration Statement pursuant to Section 2.2(a) shall be subject to the following limitations:

(i)            The Company shall not be obligated to include any Restricted Securities in a Registration Statement filed on Form S-4, Form S-8 or such other similar successor forms then in effect under the Securities Act.

(ii)           If a Registration Statement involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of the Restricted Securities requested to be included in such Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Company will not include any Restricted Securities in such Registration Statement, or if some of the requested Restricted Securities can be included in such Registration Statement, the Company will only include such number of Restricted Securities which the Company is so advised can be sold in such offering without adversely affecting the offering, determined as follows:

(A)          first, all securities proposed by the Company to be sold for its own account shall be included in the Registration Statement; and

(B)           third, any Restricted Securities requested to be included in such registration on a pari passu basis with any other securities of the Company which have been afforded registration rights by the Company prior to, or as of the date hereof.

(c)           No Holder of Restricted Securities may include any of its Restricted Securities in the Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within ten (10) Business Days after receipt of a written request therefor, such information specified in Item 507 of Regulation S-K under the Securities Act or such other information as the Company may reasonably request for use in connection with the Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to the NASD.  Each Holder as to which the Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make all information previously furnished to the Company by such Holder not materially misleading.

2.3           Registration Procedures.  In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Restricted Securities, the Company shall:

(a)           prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective until the earlier of:  (i) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement, or (ii) the expiration of such Registration Statement; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement or the Prospectus;

(b)           promptly (and in respect of events covered by clause (i) hereof, on the same day as the Company shall receive notice of effectiveness) advise the Holders covered by such Registration Statement and, if requested by such Persons, confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when the same has become effective, (ii) of any request by the Commission for post-effective amendments to such Registration Statement or post-effective amendments to such Registration Statement or post-effective amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any such Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (iv) of the existence of any fact or the happening of any event that makes any statement of a material fact made in any such Registration Statement, the related Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in any such Registration Statement or the related Prospectus in order to make the statements therein not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of such Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(c)           promptly furnish to each Holder of Restricted Securities covered by any Registration Statement, and each underwriter, if any, without charge, at least one conformed copy of any Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference) and any related correspondence between the Company and its counsel or accountants and the Commission or staff of the Commission and such other documents as such Holder may reasonably request;

(d)           deliver to each Holder covered by any Registration Statement, and each underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Person reasonably may request;

(e)           enter into such customary agreements and take all such other reasonable action in connection therewith (including those reasonably requested by the selling Holders or the underwriter(s), if any) required in order to expedite or facilitate the disposition of such Restricted Securities pursuant to such Registration Statement, including, but not limited to, dispositions pursuant to an underwritten registration, and in such connection:

(i)            make such representations and warranties to the selling Holders and underwriter(s), if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings (whether or not sales of securities pursuant to such Registration Statement are to be made to an underwriter(s)) and confirm the same if and when requested;

(ii)           obtain opinions of counsel to the Company (which counsel and opinions, in form and substance, shall be reasonably satisfactory to the selling Holders and the underwriter(s), if any, and their respective counsel) addressed to each selling Holder and underwriter, if any, covering the matters customarily covered in opinions requested in underwritten offerings (whether or not sales of securities pursuant to such Registration Statement are to be made to an underwriter(s)) and dated the date of effectiveness of any Registration Statement (and, in the case of any underwritten sale of securities pursuant to such Registration Statement, each closing date of sales to the underwriter(s) pursuant thereto);

(iii)          use reasonable efforts to obtain comfort letters dated the date of effectiveness of any Registration Statement (and, in the case of any underwritten sale of securities pursuant to such Registration Statement, each closing date of sales to the underwriter(s), if any, pursuant thereto) from the independent certified public accountants of the Company addressed to each selling Holder and underwriter, if any, such letters to be in customary form and covering matters of the type customarily covered in comfort letters in connection with underwritten offerings (whether or not sales of securities pursuant to such Registration Statement are to be made to an underwriter(s));

(iv)          provide for the indemnification provisions and procedures of Section 2.7 hereof with respect to selling Holders and the underwriter(s), if any, and;

(v)           deliver such documents and certificates as may be reasonably requested by the selling Holders or the underwriter(s), if any, and which are customarily delivered in underwritten offerings (whether of not sales of securities pursuant to such Registration Statement are to be made to an underwriter(s), with such documents and certificates to be dated the date of effectiveness of any Registration Statement.

The actions required by clauses (i) through (v) above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in clause (i) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, and each selling Holder promptly, and, if requested by such Person, shall confirm such advice in writing;

(f)            prior to any public offering of Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Restricted Securities under the securities or Blue Sky laws of such U.S. jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request in writing by the time any Registration Statement is declared effective by the Commission, and do any and all other acts or filings necessary or advisable to enable disposition in such U.S. jurisdictions of the Restricted Securities covered by any Registration Statement and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to register or qualify as a foreign corporation in any jurisdiction where it is not then so qualified or as a dealer in securities in any jurisdiction where it would not otherwise be required to register or qualify but for this Section 2.3, or to take any action that would subject it to the general service of process in suits or to general taxation, in any jurisdiction where it is not then so subject;

(g)           in connection with any sale of Restricted Securities that will result in such securities no longer being Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Restricted Securities to be sold and not bearing any restrictive legends; and enable such Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two (2) Business Days prior to any sale of Restricted Securities made by such underwriters;

(h)           use its reasonable efforts to cause the disposition of the Restricted Securities covered by any Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Restricted Securities, subject to the proviso contained in Section 2.3(f);

(i)            if any fact or event contemplated by Section 2.3(b) shall exist or have occurred, prepare a supplement or post-effective amendment to any Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein not misleading;

(j)            cooperate and assist in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable efforts to cause any Registration Statement to become effective and approved by such U.S. governmental agencies or authorities as may be necessary to enable the Holders selling Restricted Securities to consummate the disposition of such Restricted Securities;

(k)           otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to such Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve (12)- month period (i) commencing at the end of any fiscal quarter in which Restricted Securities are sold to the underwriter in a firm or best efforts underwritten offering or (ii) if not sold to an underwriter in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of any Registration Statement;

(l)            provide a CUSIP number for all Restricted Securities not later than the effective date of any Registration Statement;

(m)          use its best efforts to list, not later than the effective date of such Registration Statement, all Restricted Securities covered by such Registration Statement on the American

Stock Exchange or any other trading market on which any Common Stock of the Company are then admitted for trading; and

(n)           provide promptly to each Holder covered by any Registration Statement upon request each document filed with the Commission pursuant to the requirements of Section 12 and Section 14 of the Exchange Act.

Each Holder agrees by acquisition of a Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 2.3(b)(iv), such Holder will forthwith discontinue disposition of Restricted Securities pursuant to any Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.3(i), or until it is advised in writing, in accordance with the notice provisions of Section 3.3 herein (the “Advice”), by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  If so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies, then in such Holder’s possession, of the Prospectus covering such Restricted Securities that was current at the time of receipt of such notice.

2.4           Preparation; Reasonable Investigation.  In connection with the preparation and filing of each Registration Statement under the Securities Act, the Company will give the Holders of Restricted Securities registered under such Registration Statement, their underwriter, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them access to its books and records and such opportunities to discuss the business, finances and accounts of the Company and its subsidiaries with its officers, directors and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

2.5           Certain Rights of Holders.  The Company will not file any Registration Statement under the Securities Act which refers to any Holder of Restricted Securities by name or otherwise without the prior approval of such Holder, which consent shall not be unreasonably withheld or delayed.

2.6           Registration Expenses.

(a)           All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD and reasonable counsel fees in connection therewith); (ii) all reasonable fees and expenses of compliance with federal securities and state Blue Sky or securities laws (including all reasonable fees and expenses of one counsel to the underwriter(s) in any underwriting) in connection with compliance with state Blue Sky or securities laws for all states in the United States; (iii) all expenses of printing, messenger and delivery services and telephone calls; (iv) all fees and disbursements of counsel for the Company; and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), but excluding from this paragraph, fees and expenses of counsel to the underwriter(s), if any, unless otherwise set forth herein.

(b)           The Company will not be responsible for any underwriting discounts, commissions or fees attributable to the sale of Restricted Securities or any legal fees or disbursements (other than any such fees or disbursements relating to Blue Sky compliance or otherwise as set forth under Section 2.6(a)) incurred by any underwriters in any underwritten offering if the underwriter participates in such underwritten offering at the request of the Holders of Restricted Securities, or any transfer taxes that may be imposed in connection with a sale or transfer of Restricted Securities.

(c)           The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

2.7           Indemnification; Contribution.

(a)           The Company agrees to indemnify and hold harmless (i) each Holder covered by any Registration Statement, (ii) each other Person who participates as an underwriter in the offering or sale of such securities, (iii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Holder or underwriter (any of the Persons referred to in this clause (iii) being hereinafter referred to as a “controlling Person”), and (iv) the respective officers, directors, partners, employees, representatives and agents of any such Holder or underwriter or any controlling Person (any Person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an “indemnified Person”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments or expenses, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof) (collectively, “Claims”), to which such indemnified Person may become subject under either Section 15 of the Securities Act or Section 20 of the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon, or are caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or a violation by the Company of the Securities Act or any state securities law, or any rule or regulation promulgated under the Securities Act or any state securities law, or any other law applicable to the Company relating to any such registration or qualification, except insofar as such losses, claims, damages, liabilities, judgments or expenses of any such indemnified Person; (x) are caused by any such untrue statement or omission or alleged untrue statement or omission that is based upon information relating to such indemnified Person furnished in writing to the Company by or on behalf of any of such indemnified Person expressly for use therein; (y) with respect to the preliminary Prospectus, result from the fact that such Holder sold Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus, as amended or supplemented, if the Company shall have previously furnished copies thereof to such

Holder in accordance with this Agreement and said Prospectus, as amended or supplemented, would have corrected such untrue statement or omission; or (z) as a result of the use by an indemnified Person of any Prospectus when, upon receipt of a notice from the Company of the existence of any fact of the kind described in Section 2.3(b)(iv), the indemnified Person or the related Holder was not permitted to do so.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified Person and shall survive the transfer of such securities by such Holder.

In case any action shall be brought or asserted against any of the indemnified Persons with respect to which indemnity may be sought against the Company, such indemnified Person shall promptly notify the Company and the Company shall assume the defense thereof.  Such indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified Person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any implied parties) include both the indemnified Person and the Company and the indemnified Person shall have been advised in writing by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the indemnified Person), it being understood, however, that the Company shall not, in connection with such action or similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all the indemnified Persons, which firm shall be (x) designated by such indemnified Persons; and (y) reasonably satisfactory to the Company.  The Company shall not be liable for any settlement of any such action or proceeding effected without the Company’s prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless any indemnified Person from and against any loss, claim, damage, liability, judgment or expense by reason of any settlement of any action effected with the written consent of the Company.  The Company shall not, without the prior written consent of each indemnified Person, settle or compromise or consent to the entry of judgment on or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified Person from all liability arising out of such action, claim litigation or proceeding.

(b)           Each Holder of Restricted Securities covered by any Registration Statement agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company to each of the indemnified Persons, but only (i) with respect to actions based on information relating to such Holder furnished in writing by or on behalf of such Holder expressly for use in any Registration Statement or Prospectus, and (ii) to the extent of the gross proceeds, if any, received by such Holder from the sale or other disposition of his or its

Restricted Securities covered by such Registration Statement.  In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling Person in respect of which indemnity may be sought against a Holder of Restricted Securities covered by any Registration Statement, such Holder shall have the rights and duties given the Company in Section 2.7(a) (except that the Holder may but shall not be required to assume the defense thereof), and the Company or its directors or officers or such controlling Person shall have the rights and duties given to each Holder by Section 2.7(a).

(c)           If the indemnification provided for in this Section 2.7 is unavailable to an indemnified party under Section 2.7(a) or (b) (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments or expenses referred to therein, then each applicable indemnifying party (in the case of the Holders severally and not jointly), in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder on the other hand from sale of Restricted Securities, or (ii) if such allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of such Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid to a party as a result of the losses, claims, damages, liabilities judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 2.7(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and each Holder of Restricted Securities covered by any Registration Statement agree that it would not be just and equitable if contribution pursuant to this Section 2.7(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 2.7(c), no Holder (and none of its related indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the dollar amount of proceeds received by such Holder upon the sale of the Restricted Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution provisions contained in this Section 2.7 are in addition to any liability which the indemnifying Person may otherwise have to the indemnified Persons referred to above.

2.8           Participation in Underwritten Registrations.  No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

2.9           Selection of Underwriters.  The Holders of Restricted Securities covered by any Registration Statement who desire to do so may sell such Restricted Securities in an underwritten offering.  In any such underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company.  Such investment bankers and managers are referred to herein as the “underwriters.”

ARTICLE 3

MISCELLANEOUS

3.1           Entire Agreement; Term.  This Agreement, together with the Financial Advisory Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreement and understandings, both oral and written, between the parties with respect to the subject matter hereof.  This Agreement, and all rights and obligations hereunder, will terminate upon the earlier of (i) five (5) years from the date hereof; or (ii) when the Securities are no longer deemed to be Restricted Securities.

3.2           Successors and Assigns and Heirs.   This Agreement shall inure to the benefit of and be binding upon the successors and assigns and heirs of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign or heirs acquired Restricted Securities from such Holder at a time when such Holder could not transfer such Restricted Securities pursuant to any Registration Statement or pursuant to Rule 144(k) under the Securities Act as contemplated by clause (ii) of the definition of Restricted Securities.

3.3.          Notices.  All notices and other communications given or made pursuant hereto or pursuant to any other agreement between the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given or made if sent by telecopy (with confirmation in writing), delivered personally or by overnight courier or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the telecopy number, if any, or address set forth below or at such other addresses as shall be furnished by the parties by like notice.  Notices sent by telecopier shall be effective when receipt is acknowledged, notices delivered personally or by overnight courier shall be effective upon receipt and notices sent by registered or certified mail shall be effective three (3) days after mailing:

if to a Holder:                        to such Holder at the address set forth on the records of the Company as the record owners of the Common Stock

if to the Company:               Senesco Technologies, Inc.
303 George Street, Suite 420
New Brunswick, New Jersey  08901
Telephone:            (732) 296-8400
Telecopy:              (732) 296-9292
Attention:              Bruce C. Galton
President and Chief Executive Officer

with copies to:                      Morgan, Lewis & Bockius
502 Carnegie Center
Princeton, New Jersey 08540
Telephone:            (609) 919-6600
Telecopy:              (609) 919-6701
Attention:              Emilio Ragosa, Esq.

3.4           Headings.  The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

3.5           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

3.6           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable in the case of agreements made and to be performed entirely within such State, without regard to principles of conflicts of law.

3.7           Specific Enforcement.  Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate, and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary to permanent injunction or any other equitable remedy which may then be available.

3.8           Amendment and Waivers; Subordination.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of a majority of the Restricted Securities affected thereby.

3.9           Eligibility under Rule 144.  With a view to making available to Stanford and the Stanford Employees the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit Stanford and the Stanford Employees to sell securities of the Company to the public without registration, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144;

(b)           file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)           furnish to Stanford and each Stanford Employee so long as Stanford or each Stanford Employee owns Restricted Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration.

* * * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

COMPANY:

SENESCO TECHNOLOGIES, INC.

By:	/s/ Bruce C. Galton
Name: Bruce C. Galton
Title: President and Chief Executive Officer

STANFORD GROUP:

STANFORD GROUP COMPANY

By:
Name:
Title:

STANFORD VENTURE:

STANFORD VENTURE CAPITAL HOLDINGS, INC.

By:
Name:
Title:

STANFORD INTERNATIONAL:

STANFORD INTERNATIONAL BANK, LTD.

By:
Name:
Title:

STANFORD EMPLOYEES

/s/ Ronald Stein
RONALD STEIN

/s/ Daniel Bogar
DANIEL BOGAR

/s/ Osvaldo Pi
OSVALDO PI

/s/ William Fusselmann
WILLIAM FUSSELMANN